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                                                                    EXHIBIT 10.2

                            Sample - Non-Executable


                          [LOGO OF CARRIER ACCESS(TM)
                           CORPORATION APPEARS HERE)


                                 OEM AGREEMENT
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                               TABLE OF CONTENTS


DEFINITIONS................................................................   3
ARTICLE  1 - AUTHORIZATION.................................................   4
ARTICLE  2 - TERM..........................................................   4
ARTICLE  3 - TERMINATION AND ASSIGNMENT....................................   5
ARTICLE  4 - RESPONSIBILITIES OF CAC.......................................   5
ARTICLE  5 - RESPONSIBILITIES OF OEM.......................................   6
ARTICLE  6 - MINIMUM ORDER SIZE............................................   7
ARTICLE  7 - QUOTAS AND DISCOUNTS..........................................   7
ARTICLE  8 - ACCEPTANCE OF ORDERS..........................................   8
ARTICLE  9 - ORDER CANCELLATION............................................   8
ARTICLE 10 - PRODUCT IDENTIFICATION........................................   8
ARTICLE 11 - PACKAGING.....................................................   8
ARTICLE 12 - INSPECTIONS AND RECORDS.......................................   9
ARTICLE 13 - SHIPPING AND DELIVERY.........................................   9
ARTICLE 14 - PRICE.........................................................   9
ARTICLE 15 - OEM RESALE PRICE..............................................  10
ARTICLE 16 - PAYMENT.......................................................  10
ARTICLE 17 - RETURNS AND REJECTIONS........................................  10
ARTICLE 18 - TERRITORY.....................................................  10
ARTICLE 19 - WARRANTY AND REMEDIES.........................................  10
ARTICLE 20 - WARRANTY PASS THROUGH.........................................  10
ARTICLE 21 - EXERCISE OF RIGHTS............................................  11
ARTICLE 22 - NEW PRODUCTS..................................................  11
ARTICLE 23 - DOCUMENTATION.................................................  11
ARTICLE 24 - TRADEMARKS....................................................  11
ARTICLE 25 - NOTICES.......................................................  12
ARTICLE 26 - SURVIVAL OF OBLIGATIONS.......................................  12

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ARTICLE 27 - TAXES.........................................................  12
ARTICLE 28 - TECHNICAL DATA AND LICENSING..................................  12
ARTICLE 29 - PATENT INFRINGEMENT - IDEMNIFICATION..........................  13
ARTICLE 30 - LIMITATION OF LIABILITY.......................................  13
ARTICLE 31 - GENERAL PROVISIONS............................................  14

                                   APPENDIX

APPENDIX A - PRODUCTS......................................................  16
APPENDIX B - LIST PRICE....................................................  17
APPENDIX C - PRODUCT RETURNS...............................................  18
APPENDIX D - WARRANTIES AND LIMITATION OF REMEDIES.........................  20
APPENDIX E - SOFTWARE LICENSE AGREEMENT....................................  22
APPENDIX F - TERRITORY.....................................................  25
APPENDIX G - NEW PRODUCTS..................................................  26

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Confidential  Information                                      DATE:____________


                              CAC Platinum Level
                                OEM Agreement


THIS Agreement, Number CAC/ ________ by and between Carrier Access Corporation, a Colorado Corporation, having its principle business at 5395 Pearl Parkway, Boulder, Colorado, 80301 (hereinafter called "CAC"), and _____________________ _________________, with headquarters at,______________________________________,
(hereinafter called "OEM") sets forth the terms and conditions for the sale of Products by CAC and the purchase of same by OEM.

DEFINITIONS

The term "Agreement" means all of the terms and conditions of this OEM
Agreement.

The term "Net Purchases" means the total invoiced Products shipped to OEM, less any issued credits

The term " New Products" means all equipment, firmware and software supplied by CAC listed in Appendix G.

The term "Product" means all equipment, firmware and software supplied by CAC listed in Appendix A.

The term "Unit" means a single working system of the Product designated in Appendix A.

THIS Agreement contains all of the representation and agreements between the parties hereto. No modification of this Agreement or waiver of the terms and conditions hereof will be binding upon either party unless approved in writing by authorized representatives of both parties, nor will it be affected by the acknowledgment or acceptance of purchase order forms or releases containing other or different terms and conditions, whether or not signed by an authorized representative of such party.

By execution of this Agreement, the parties do hereby agree the provisions of this Agreement shall supersede all prior oral and written communications, agreements and understandings of the parties with respect to the subject of the Agreement.

                                   RECITALS
                                   --------

Whereas, CAC develops, manufactures and distributes certain telecommunications Products, including the Products set forth on Appendix A and, when applicable, on Appendix G hereto, and,

CAC and OEM desire that OEM act as a non-exclusive OEM for the Products under the terms and conditions set forth below,

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                 Now, therefore CAC and OEM agree as follows:

ARTICLE 1 - AUTHORIZATION

Appointment

Subject to the terms of this Agreement, CAC appoints OEM, and OEM accepts such appointment, as a non-exclusive OEM for the Products, and when applicable for New Products, in and limited to the territory set forth in Appendix F - Territory.

Format

OEM may use or resell the Products as either stand-alone Products, or in combination with other products of OEM's choice to meet OEM's customer requirements. CAC makes no representation that the Products will be appropriate for combination with any other product(s).

Nature of Agreement

To the extent that any Product contains or consists of software, OEM's appointment only grants to OEM a license to distribute such software Product, and does not transfer any right, title or interest to any such software Product to OEM or OEM's customers. CAC will transfer title to Products to OEM only to the extent that such Products consist of non-software items on the terms specified herein. To the extent that such Products contain software, such software (including firmware) will be licensed to OEM and its customers on a right to use basis with all copyright, priority, or intellectual rights remaining the property of CAC. Use of the terms "sell", "license", "purchase", "license fees" and "price" will be interpreted in accordance with this Article. CAC's Software License Agreement is attached herein as Appendix E.

Other Distribution Channels

CAC reserves the right to sell its Products directly, through other OEMs, and through other third party intermediaries, including without limitation to Distributors, Dealers and Value Added Partners who will normally add value to the Product in the form of features, services, and/or brand recognition, and who will sell the resulting derivitive product through their own channels of distribution.

Independent Contractor

The relationship established by this Agreement is that of an independent contractor. OEM has no expressed or implied authorization to incur any obligation or commitment on behalf of CAC, unless specifically approved in writing by an authorized CAC officer. OEM shall employ its own personnel and shall be responsible for them and their acts. CAC shall in no way be liable for OEM, its employees, or third parties, for any losses, injuries, damages, or the like occasioned by OEM's activities in connection with this Agreement, except as expressly provided for herein.

ARTICLE  2 - TERM

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THIS Agreement will commence on __________________ and continue for a twelve
(12) month period (hereinafter called "Term") through _________________ unless terminated in accordance with the conditions of this Agreement. It may be renewed for one additional 12 month period unless terminated by either party in accordance with the conditions of this agreement.

ARTICLE  3 - TERMINATION AND ASSIGNMENT

Either party may terminate this agreement:

i. With or without cause upon ninety (90) days prior written notice to the other party.

ii.   Immediately if the other party:

      (A) assigns this Agreement or any of its rights hereunder without the prior written consent of the other party ("assigns" to include, without limiting the generality thereof, a sale or transfer of a majority ownership interest);

      (B) makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of its property;

      (C) becomes insolvent or has petition in bankruptcy, reorganization or similar action filed by or against it;

      (A) fails to perform any material obligations under this Agreement and such failure is not remedied within ten (10) days after written notice thereof has been given to the other party;

      (B) any termination of this Agreement pursuant to this Article will be in addition to and will not be exclusive of or prejudicial to any other rights or remedies at law or in equity available to the other party.

iii. Upon termination, other than for cause or pursuant to (ii.) above, CAC will continue to provide spare parts for one (1) year so that OEM can properly support its existing customer base. Spares will be provided at the then current CAC OEM pricing and terms and conditions of sale for such spares.

ARTICLE  4 - RESPONSIBILITIES OF CAC

CAC agrees to:

Offer Sales Training

To provide sales training on CAC Products and applications at OEM's expense for OEM's sales personnel at CAC's corporate headquarters or OEM's locations as agreed upon.

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Offer Technical Training

To provide at no charge, one (1) one technical training class annually at a OEM location to enable OEM's sales and technical support personnel to properly represent and offer technical support to their customers.

Provide Technical Support

I. Provide a technical support telephone number to OEM's personnel for Product installation, trouble shooting, and Product applications advice. After normal business hours (8:00 AM - 5:30 PM-Mountain Standard/Daylight Time, Monday through Friday) this telephone number will provide the option of paging an appropriate CAC customer service representative for emergency situations.

II. Provide technical updates and product bulletins via facsimile and CAC's Internet web page.

Provide Marketing Support

Provide OEM with timely reports detailing marketing or technical information on products, competitive comparisons, special sales suggestions, competitive announcements, pre-announcement product releases, and to respond promptly to all inquiries and requests for sales assistance by OEM.

ARTICLE 5 - RESPONSIBILITIES OF OEM

OEM Agrees to:

Comply with Law

OEM will comply with all applicable international, national, state, regional and local laws and regulations in connection with its activities under of this Agreement.

Comply with U.S. Export Laws

OEM acknowledges that the Products, including related documentation and other technical data (collectively, "Technical Data"), are subject to export controls
                               --------------
imposed by the U.S. Export Administration Act of 1979, as amended (the "Act"),
                                                                        ---
and the regulations promulgated thereunder ("BXA Regulations").  OEM will not
                                             ---------------
export or re-export (directly or indirectly) the Technical Data without complying with the Act and the BXA Regulations. OEM certifies that: (a) neither the Technical Data nor its direct Product is intended to be used for any purposes prohibited by the BXA regulations, including, but not limited to, nuclear proliferation; and (b) unless OEM first obtains written permission to do so from the appropriate U.S. governmental agencies, no Technical Data will be exported to any

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country to which the U.S. has prohibited shipment.

Perform No Engineering Modifications

OEM shall not reverse assemble, reverse compile or reverse engineer the Product hardware or software supplied by CAC in any way.

Provide Contact Personnel

OEM shall appoint an individual to be the primary CAC support contact for its customers. Furthermore, OEM will agree that this individual attends at least one CAC training session annually.

Provide Sales and Service Coverage

Provide trained/authorized sales and technical service coverage to OEM's customers for CAC Products. Such coverage includes but not limited to responding to initial technical support inquiries, following up on sales leads, and performing all activities required to execute a sale.

Meet Purchase Commitments

To meet or exceed purchase commitments as set forth Article 7 - Quotas and Discounts and any minimum annual purchase quotas for New Products which may be agreed upon by both CAC and OEM.

Provide Forecasts

Provide CAC with written monthly 90 day rolling sales forecasts which must include the number of sales expected on each Product, Unit type, expected delivery dates, and any special sales that require special equipment or of an extremely large volume.

Special Services and Materials

To pay CAC agreed upon and reasonable charges for special support services and/or materials which are provided at OEM's request, which are not normally covered in accordance with the warranty or CAC practices.

Provide Warranty Registration and Service

To properly register the warranty for each and every Unit including Unit's serial number and to maintain a log of service activity on all CAC Products, so that CAC can properly track, investigate and resolve Product service issues.

Receive Technician Training

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To have at a minimum of two technicians who have completed CAC technical training.

Stock Spare Parts

To maintain a minimum supply of spare parts to provide immediate service to OEM's customers.

ARTICLE 6 -  MINIMUM ORDER SIZE

The minimum order lot size per OEM order is one (1) Units within a product group.

ARTICLE 7 - QUOTAS AND DISCOUNTS

To be determined.

ARTICLE  8 - ACCEPTANCE OF ORDERS

OEM shall purchase Products by issuing a written purchase order indicating specific Products, quantity, price, total purchase price, shipping instructions, requested delivery dates, and any other special instructions. OEM must place orders in writing and submit them via mail, express delivery and/or by facsimile.

All purchase orders issued under this agreement shall reference OEM's contract number assigned to this agreement. The terms and conditions of this agreement prevail regardless of any conflicting terms on the purchase order or other documents of either CAC or OEM.

All orders are subject to written acceptance or rejection by CAC, in its sole discretion, which CAC shall do within five working days, otherwise orders shall be deemed accepted.

CAC shall fulfill all orders with new and latest revision of Product, unless otherwise agreed.

OEM will submit all purchase orders to:

Carrier Access Corporation
Attn.:  Customer Service
5395 Pearl Parkway
Boulder,  CO  80301
Telephone:  800-495-5455  or 303-442-5455
Facsimile:  303-443-5908  (Facsimile orders are acceptable.)

CAC may reject a OEM's order by reason of (but not limited to) current availability of Product.

ARTICLE  9 - ORDER CANCELLATION

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Orders canceled or rescheduled by OEM within fifteen (15) days of scheduled shipment date are subject to a fifteen (15) % re-stocking fee. Orders cannot be canceled or rescheduled less than fifteen (15) days prior to shipment.

ARTICLE 10 - PRODUCT IDENTIFICATION

All Products supplied to OEM pursuant to this agreement shall be marked, as applicable and in accordance with standard practices of CAC, as appropriate, with: (1) OEM's name and/or logo; (2) model number or part number; (3) serial number; (4) shipping date; (5) copyright notice; (6) country of origin; and (7) such other markings as may be required for warranty period identification or by applicable law.

ARTICLE 11 - PACKAGING

Products will be packed or packaged for U.S. shipment in accordance with standard commercial practices. OEM and CAC will agree to a price for packaging if OEM requests packaging outside of standard commercial practices.

ARTICLE 12 - INSPECTIONS AND RECORDS

Notification

OEM will: (i) notify CAC in writing of any claim or proceeding involving the Products within ten (10) working days after OEM learns of such claim or proceeding; (ii) report promptly to CAC all claimed or suspected Product defects.

Records

OEM will maintain, for at least one (1) year after termination of this Agreement, its records, contracts, and accounts relating to distribution of the Products, and will permit examination thereof by authorized CAC representatives with reasonable notice to OEM.

CAC will inspect Products prior to shipment in accordance with its normal practices, which shall be no less than standard industry practices. CAC reserves the right to charge for other inspections or tests requested by OEM.

ARTICLE 13 - SHIPPING AND DELIVERY

Shipping dates will be established by CAC upon receipt of purchase orders from OEM. Shipping dates will be assigned as close as practical to OEM's requested date. CAC will use best efforts to notify OEM of the actual scheduled shipping date within five (5) working days after receipt of order (ARO).

OEM has the right to defer Product shipment for no more than thirty (30) days from the scheduled shipping

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date, provided written notice is received by CAC at least fifteen (15) days before originally scheduled shipping date. Deferrals for greater than thirty
(30) days will be deemed canceled. Deferrals or cancellations within thirty (30) days are subject to charges and terms outlined in Article 9 - Order Cancellation.

OEM shall be responsible for all freight handling and insurance charges. CAC shall select the carrier, acquire in-transit insurance and invoice OEM for freight handling and insurance charges, unless specifically declined in writing by OEM. In no event shall CAC have any liability in connection with shipment, nor shall the carrier be deemed to be an agent of CAC.

Title, risk of loss, and insurance responsibilities pass to OEM upon delivery of Products by CAC to the shipping agent or carrier at the FOB point. Delivery shall be deemed made upon transfer of possession to the carrier. All orders are shipped FOB Boulder, Colorado. Orders less than minimum order size and for expedited delivery are subject to a fifteen (15%) surcharge.

ARTICLE 14 - PRICE

To be determined.

ARTICLE 15 - OEM RESALE PRICE

Although CAC may publish suggested wholesale or retail prices, these are suggestions only and OEM will be entirely free to determine the actual prices and license fees at which the Products will be sold or licensed to its customers.

ARTICLE 16 - PAYMENT

Subject to prior credit approval, the terms of payment are 30 days from date of invoice. Where credit approval has not been granted or OEM is at their credit limit as determined by CAC, the terms are wire transfer of funds prior to shipment. Invoices for Products will be rendered as shipments are made. Late charges of 1.5% (or the maximum amount permitted by law if less), per month, on outstanding balances will be charged.

ARTICLE 17 - RETURNS AND REJECTIONS

Returns and rejections are covered in Appendix C - Product Returns.

ARTICLE 18 - TERRITORY

This Agreement and appointment only applies to the territories listed in Appendix F - Territory

ARTICLE 19 - WARRANTY AND REMEDIES

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Limited Warranty

CAC MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF PRODUCTS OR AS TO SERVICE TO OEM OR TO ANY OTHER PERSON, EXCEPT AS SET FORTH IN CAC's LIMITED WARRANTY ATTACHED HERETO AS APPENDIX D. CAC RESERVES THE RIGHT TO CHANGE THE WARRANTY AND SERVICE POLICY SET FORTH IN SUCH LIMITED WARRANTY, OR OTHERWISE, AT ANY TIME, WITH NINETY (90) DAYS WRITTEN NOTICE AS IT APPLIES TO EQUIPMENT PURCHASES AFTER THE 90 DAY PERIOD, AND WITHOUT LIABILITY TO OEM OR TO ANY OTHER PERSON. SUCH CHANGES WILL NOT APPLY TO ANY PRODUCT SHIPPED PRIOR TO THE END OF THE NINETY (90) DAY NOTICE PERIOD.

OEM's Warranty

OEM will make no warranty, guarantee or representation on CAC's behalf. In the event that OEM makes unauthorized representations or guarantees beyond those contained in Appendix D - Warranties and Limitation of Remedies, OEM shall hold harmless and indemnify CAC for any expenses, claims, damages or liability of any nature whatsoever arising from or related to such unauthorized representations or guarantees, including without limitation, reasonable attorney's fees.

ARTICLE 20 - WARRANTY PASS THROUGH

Upon the resale of Products purchased hereunder, OEM is required to pass through to its customer(s) a document with terms and conditions equivalent to Appendix D
- Warranties and Limitation of Remedies. This pass through applies to those Products purchased from CAC and resold by OEM without alteration, modification, assembly with other manufacturer's equipment or re-labeling by OEM.

ARTICLE 21 - EXERCISE OF RIGHTS

A failure by one of the parties to this Agreement to assert its rights for or upon any breach of this Agreement will not be deemed a waiver of such rights, nor will any such waiver be implied from acceptance of any payment. No waiver written by one of the parties herein with respect to any right under this Agreement will extend to or affect any subsequent breach of any kind.

ARTICLE 22 - NEW PRODUCTS

During the term of this agreement CAC may introduce New Products that OEM wishes to include in this agreement. New Products may have minimum purchase commitments and special discounts associated with them that CAC and OEM will mutually agree to. CAC will have no obligation to offer New Products to OEM or to offer any particular terms and conditions concerning such New Products. Any New Products added to this Agreement and their commitments and discounts may be added to Appendix G - New Products when appropriate.

ARTICLE 23 - DOCUMENTATION

Standard Documentation

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CAC shall provide a soft copy (disc) of Product manual(s) when available.
Production of these manuals will be the responsibility of OEM. CAC will provide updates to these manuals as they become available.

Documentation Reproduction and Modification

With CAC prior approval, OEM shall have the right to reproduce in whole or in part, the documentation relating to Product, for use in conjunction with Products and training and any updates, modifications and revisions thereto. CAC is not responsible for errors and omissions in OEM manuals.

ARTICLE 24 -TRADEMARKS

Right To Use

Use of OEM's Trademarks.

The Products provided to OEM pursuant to this Agreement will be distributed and marketed by OEM under OEM's own trademarks and trade names, except as stipulated in Article 10 Product Identification. OEM's trademarks, trade names, insignia, symbols, and/or decorative designs and part numbers may, at OEM's request, be affixed or applied by CAC to the Equipment purchased by OEM hereunder. OEM shall provide such items as are to be affixed (or the artwork necessary to create the images to be applied) and shall reimburse CAC for its actual incremental expenses for materials consumed in such process.

Copyright and Trademark Notices

OEM will include on each CAC Product that it distributes, and on all containers and storage media therefor, all trademark, copyright and other notices of proprietary rights included by CAC on such CAC Product. OEM agrees not to alter, erase, deface or overprint any such notice on anything provided by CAC. OEM also will include the appropriate trademark notices when referring to any CAC Product in advertising and promotional materials.

ARTICLE 25 - NOTICES

Any notice, approval, request, authorization, direction or other communication under this agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed; (ii) one business day after deposit with a commercial overnight carrier, with written verification receipt, (iii) by facsimile with written confirmation of receipt, or (iv) five days after the mailing date, whether or not actually received, if sent by U.S. Postal Service, return receipt requested, postage and charges pre-paid, or any other means of rapid mail delivery for which a receipt is available to the address of the party to whom same is directed as set forth as follows.

For CAC:    Carrier Access Corporation
                             Attention:  Contracts
                             5395 Pearl Parkway
                             Boulder,  CO  80301

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               For OEM:   ____________________
               Attention: ____________________
                          ____________________
                          ____________________

The above addresses may be changed at any time by giving prior written notice as provided herein.

ARTICLE 26 - SURVIVAL OF OBLIGATIONS

Each party's obligations under this Agreement which by their nature would continue beyond termination, cancellation or expiration of this Agreement, including by way of illustration only and not limitation, those in the Warranty & Limitation of Remedies, and technical data will survive the termination or cancellation of this agreement for a period of two years from such termination or cancellation. Articles 3, 16, 17, 20, 23, 26, 27, 28, 30, 34, and 35 shall survive the cancellation or termination of this Agreement for any reason.

ARTICLE 27 - TAXES

In addition to the purchase price, OEM will pay CAC the amount of all taxes, excises, export duties, or governmental charges that CAC may be required to pay with respect to the sale or transportation of any Products delivered hereunder, except taxes on or measured by CAC's net income. If OEM claims exemption from any taxes by purchase of Products under this Agreement, OEM will provide CAC with documentation required by the taxing authority to support the exemption.

ARTICLE 28 - TECHNICAL DATA AND LICENSING

All drawings, data, designs, tooling, equipment, procedures, engineering changes, inventions, computer software and all parts thereof, and all other information, technical or otherwise which was developed, made or supplied by CAC in the Production of any Product or the performance of any Service sold, rendered or licensed hereunder will be and remain the sole property of CAC.

OEM agrees that CAC software and firmware Products, or any software or firmware in CAC Products is hereby licensed (not sold) subject to the terms set forth in this Article and contains information and trade secrets proprietary to or licensed to CAC. No change, modification, defacement, alteration, reverse engineering, disassembly, de-compilation or reproduction of such Product or disclosure of programming content to other parties is allowed without the express written consent of CAC. Software and firmware are unpublished, and any copyright notices placed thereon will not be deemed to constitute publication. OEM agrees to pass on all terms of CAC's software and firmware licenses to the ultimate user. See Appendix E - Software License Agreement.

ARTICLE 29 - PATENT INFRINGEMENT - IDEMNIFICATION

Each Party (the "Indemnitor") hereby indemnifies and holds the other Party (the "indemnitee"), its directors, officers, agents and employees harmless against any and all claims, actions and damages,

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liabilities or expenses including attorneys fees and other legal costs for injury to or death to any person, and for loss of or damage to any and all property arising out of the negligent acts or omissions of the Indemnitor under this Agreement.

CAC will defend, at its own expense, any action brought against OEM to the extent that it is based on a claim that any CAC supplied designs, material, processes, or documentation hereunder constitutes a direct infringement of any duly issued United States patent or infringement of any copyright, in the United States. CAC will pay all damages and costs finally awarded against OEM in such action which are attributable to such action, provided that CAC is promptly informed in writing and furnished a copy of each communication, notice, or other action relating to the alleged infringement and is given authority, information, and assistance necessary to defend or settle such claim. Should equipment likely to become the subject of a claim of infringement of any United States patent or any copyright, trade secret, or other proprietary rights in the United
States, then CAC may, at its option:   (i) procure for OEM the right to use such
equipment free of any liability for infringement; (ii) replace such equipment with non-infringing substitutes otherwise complying substantially with all the requirements of the contract; or (iii) refund the purchase price, less a charge for equal to one sixtieth (1/60) of the purchase price of the Product for each month that OEM enjoyed beneficial use, and accept the return of such equipment.

THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF THE PARTIES TO THIS AGREEMENT FOR PATENT AND COPYRIGHT INFRINGEMENT AND IS IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, IN REGARD THERETO.

ARTICLE 30 - LIMITATION OF LIABILITY

CAC shall not be liable for delays in delivery or failure to manufacture or deliver Product or to otherwise perform any obligation due to OEM under this Agreement due to any cause beyond CAC's reasonable control, such as acts of God, acts of civil or military authority, labor disputes, fire, riots, sabotage, war, embargo, blockage, floods, earthquake, epidemics, power shortages, or when due to government restrictions. The rights of OEM under this Agreement, including the right to continue the Agreement shall not be affected by OEM's failure to perform any obligation contained herein where such failure is due to any cause beyond its control, such as acts of God, acts of civil or military authority, labor disputes, fire, riots, sabotage, or when due to government restrictions. Since OEM will have the exclusive control over the use and disposition of the Product purchased under this agreement, OEM shall be responsible for the proper use, protection, supervision, and ultimate disposition of that Product in accordance with OEM's own rules and regulations. OEM indemnifies and agrees to hold CAC harmless with respect to any cost, damage, or expense (including reasonable attorney fees) arising from breach by OEM of its obligations under this Agreement or from claims made by OEM's customers concerning the selling, renting, leasing, operation, service, of the Product or from damage, injury or loss to third parties caused by OEM's fault or negligence.

In no event shall CAC's liability under this agreement, regardless of the form of action, include any special, indirect, incidental or consequential damages or claims for loss of business or loss of profits, even if CAC shall

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have been advised of the possibility of such potential loss or damage. The liability of CAC arising out of the supplying of any Product or its use, whether based upon warranty, contract, negligence or otherwise, shall not in any case exceed the original cost to OEM of such Product.

ARTICLE 31 - GENERAL PROVISIONS

The laws of the State of Colorado, USA will apply and govern in the construction
and application of this Agreement and to all transactions hereunder.   Any
action hereunder will be brought in the courts of the Twentieth Judicial District, County of Boulder, State of Colorado, USA and will be governed by and interpreted and constituted in accordance with the laws of the State of Colorado. Any claim, except for nonpayment, will be brought within one year of the Product shipment. OEM will be liable for all collection costs and attorney fees. CAC may only subcontract any obligations contained in this Agreement with prior written notice.

If any provision of this Agreement is deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not be affected or impaired thereby.

No waiver will be valid unless in writing and no waiver granted will release OEM or CAC from subsequent strict compliance herewith.

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IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the data written below.


CARRIER ACCESS CORPORATION            OEM



__________________________            __________________________
SIGNATURE                             SIGNATURE



__________________________            __________________________
NAME (PRINT/TYPE)                     NAME (PRINT/TYPE)



__________________________            __________________________
TITLE                                 TITLE



__________________________            __________________________
DATE                                  DATE


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                             APPENDIX A - PRODUCTS


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                            APPENDIX B - LIST PRICE



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                         APPENDIX C - PRODUCT RETURNS

RETURN MATERIAL AUTHORIZATION

A Return Material Authorization (RMA) number and corresponding tracking sheet must accompany all Products returned to CAC. An RMA number must be obtained from CAC's technical product support department prior to returning any Product. Warranty registration cards should be returned to CAC to help expedite RMA process. Upon issuance of an RMA number, CAC's technical support group will fax a product tracking sheet to OEM that must be completed and included with the return shipment. It is OEM's responsibility to properly insure and pack all returned materials. All Products must be returned freight pre-paid in the original packaging materials with the RMA number clearly displayed on the outside of the box. If original shipping materials are not available, CAC will ship replacement materials to OEM at a rate of $25.00/container plus freight charges.

Any Product returned without a valid RMA number will be rejected and returned to OEM freight collect. Product found damaged, improperly used, or modified so that it does not meet specification will be returned to OEM freight collect.

When returning parts under this procedure OEM shall do the following with respect to each shipment:

               Prepare RMA parts lists and indicate:
          -    Part Number and serial number of returned part*
          -    Quantity of each item
          -    Description of failure or reason for return
          -    Completed CAC Tracking Sheet

Product must be identified and RMA number referenced on shipping materials. OEM is responsible for insurance and shipping charges.

            COLLECT ON DELIVERY (COD) SHIPMENTS CANNOT BE ACCEPTED

* An equipment description must accompany the shipment. "Channel Bank" will not be accepted. The correct description would be: AB-I/FXS/FXS --Serial Number
________.

Returned units that are tested with no trouble found will be returned to OEM's
COD for no trouble found and return shipping charges.   To save on no trouble
found charges, only return components that have been verified as failures. For example, return a single FXS card that has been identified with a failed channel 9, rather than an entire Access Bank.

SHIPPING

CAC assumes no liability for damage, loss, or shortage incurred during shipment of the Product to OEM.

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Products found to be defective as the result of shipment or mishandling will be either returned to OEM or repaired on a time and materials fee basis. These charges will also include a time/labor charge for testing the Product to insure it conforms to specification.

Upon receipt of Product, OEM should inspect the shipment before accepting delivery. Damage, breakage, or shortages should be noted on the carrier's freight bill with supporting documentation for OEM's claim against the freight carrier. Shortages or variances from a OEM's order should be forwarded to CAC within fifteen (15) days of shipment. All shipments should be shipped freight pre-paid and insured to cover any losses.

ADVANCE REPLACEMENT

OEM should maintain adequate stock to provide advance replacement units if it is their policy to offer this service. CAC will not drop ship to OEM's customer. In the event that a RMA is issued by CAC for an out of box failure, it will be replaced immediately upon receipt of product and verification of defect at CAC.

                            SUMMARY OF SERVICE FEES

PRODUCTS UNDER WARRANTY

     1. Warranty Repair (Parts & Time)      $   0
     2. No Trouble Found Test Fee               of List Price
                                            Return Shipping Charges

PRODUCTS OUT OF WARRANTY

     1. Time (Labor)                              /Hour
     2. Materials                           Current Price of Replacement Part

REFURBISHMENT OF DEMO EQUIPMENT

     1. Labor                                       flat fee
     2. Material                            CAC cost

SPARE PARTS

Parts displaced from out of warranty equipment may be returned to CAC for repair but must follow the above RMA procedure and have a repair/replacement purchase order accompanying the shipment. CAC reserves the right to use refurbished or used parts for repair.

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              APPENDIX D - WARRANTIES AND LIMITATION OF REMEDIES

Carrier Access Corporation warrants to OEM that Products are free from substantial defect in material and workmanship under normal use given proper installation and maintenance for period of five (5) years from the date of shipment by CAC.

OEM will promptly notify CAC of any defect in the Product. CAC or its agent will have the right to inspect the Product or workmanship on OEM's premises or OEM's customer's premises. CAC has the option to: (a) repair, replace or service at its factory or on the premises the Product or workmanship found to be defective, or (b) credit BUYER for the PRODUCT in accordance with CAC's depreciation policy. Refurbished material may be used to repair or replace the Product. Products returned to CAC for repair, replacement, or service will be shipped pre-paid by OEM.

LIMITATION OF WARRANTY & LIMITATION OF REMEDIES

Correction of defects by repair, replacement, or service will be at CAC's option and constitute fulfillment of all obligations to OEM for breach of warranty.

CAC assumes no warranty liability with respect to defects in the Product caused by:

i. modification, repair, installation, operation or maintenance of the Product by anyone other than CAC or its agent, except as described in CAC's documentation; or

ii.  the negligent or other improper use of the Product; or

iii. handling or transportation after title of the Product passes to OEM.

Other manufacturer's equipment purchased by CAC and resold to OEM will be limited to that manufacturer's warranty. CAC assumes no warranty liability for other manufacturer's equipment furnished by OEM.

OEM understands and agrees as follows: the warranties in this agreement replace all other warranties, expressed or implied, and all other obligations or liabilities of CAC, including any warranties of merchantability and fitness for a particular purpose. All other warranties are disclaimed and excluded bY CAC.

The remedies contained in this agreement will be the sole and exclusive remedies whether in contract, tort or otherwise, and CAC will not be liable for injuries or damages to persons or property resulting from any cause

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whatsoever, with the exception of injuries or damages caused by the gross negligence of CAC. This limitation applies to all services, software and Products during and after the warranty period. In no event will CAC be liable for any special, incidental or consequential damages or commercial losses even if CAC has been advised thereof.

No agent, OEM, or representative is authorized to make any warranties on behalf of CAC or to assume for CAC any other liability in connection with any of CAC's Products, software or services.

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                    APPENDIX E - SOFTWARE LICENSE AGREEMENT

LICENSE

Subject to the following terms and conditions Carrier Access Corporation (CAC) grants to the original purchaser (Purchaser) of CAC hardware and software products (Products) and Purchaser accepts a perpetual, non-exclusive license to use the object code software and firmware provided by CAC (the Licensed Program) only with CAC Products with all copyright, patent and intellectual property rights remaining the sole property of CAC.

Purchaser shall receive software support and upgrades for the Licensed Program in accordance with the applicable then current CAC software support policy in effect and upon payment of any applicable fees.

PROTECTION AND SECURITY OF LICENSED PROGRAMS

Purchaser acknowledges and agrees that the Licensed Program contains proprietary and confidential information of CAC and/or its third party supplier. Purchaser agrees to protect the confidential and proprietary nature of the Licensed Program as confidential information and a trade secret of CAC.

Purchaser shall not use, print, copy, translate, adapt, create derivative works from, record, transmit, display, disclose, publish, encumber by way of security interest or otherwise pledge or transfer, modify, assign, distribute, rent, loan or make available to any third party the Licensed Program in whole or in part, except as expressly provided in this Agreement.

Purchaser shall refrain from and shall prevent others from decompiling or applying any procedure to the Licensed Program, including reverse engineering or any similar process, in order to derive and/or appropriate for use, the source code or source listings for the Licensed Program.

TERM

This Agreement shall become effective for each Licensed Program upon delivery of the Licensed Program to Purchaser.

CAC may terminate this Agreement and the license upon notice to Purchaser if any amount payable by Purchaser in respect of any of the Products is not paid within thirty (30) days of the date such payment is due, or if Purchaser otherwise breaches any provision of this Agreement and fails to cure such breach within thirty (30) days of notice thereof, or if Purchaser becomes bankrupt, makes an assignment for the benefit of creditors or a trustee is appointed for Purchaser, or if the assets of Purchaser vest in or become subject to the rights of any trustee, receiver, board, tribunal, commission or any body, corporation or person, other than Purchaser, or if bankruptcy, reorganization or insolvency proceedings are instituted by or against Purchaser and are not dismissed within 30 days.

LIMITED WARRANTIES

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CAC warrants that when the Licensed Program is delivered that it will function substantially in accordance with the functional description set out in the applicable portion of the version of the user manual supplied with the Licensed Program when used in accordance with such user manual. This warranty will be conclusively deemed to be satisfied unless Purchaser gives CAC notice within 90 days of the date CAC ships the original copy of such Licensed Program that the warranty has not been met, in which case CAC shall have the opportunity to make repeated efforts within a reasonable time to satisfy its obligations under this warranty. If, after repeated efforts, Purchaser notifies CAC that this warranty has not been met, CAC will take back the Licensed Program and refund to Purchaser all amounts paid by Purchaser hereunder with respect to such Licensed Program.

THE WARRANTY SET OUT ABOVE SHALL CONSTITUTE THE SOLE LIABILITY OF CAC AND THE SOLE REMEDY OF PURCHASER FOR ANY FAILURE OF ANY PROGRAM TO FUNCTION AS WARRANTED.

EXCEPT AS EXPRESSLY PROVIDED HEREIN THERE ARE NO WARRANTIES, CONDITIONS OR REPRESENTATIONS EXPRESS OR IMPLIED BY STATUTE, USAGE, CUSTOM OF THE TRADE OR OTHERWISE WITH RESPECT TO THE LICENSED PROGRAMS PROVIDED BY CAC HEREUNDER, INCLUDING BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS OF WORKMANSHIP, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR DURABILITY, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CAC DOES NOT WARRANT THAT THE LICENSED PROGRAM WILL MEET ALL OF PURCHASER'S NEEDS OR THAT OPERATION OF THE LICENSED PROGRAM WILL BE ERROR FREE.

LIMITATION OF LIABILITY

IN NO EVENT WHATSOEVER, REGARDLESS OF THE FORM OR CAUSE OF ACTION WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) OR THE NUMBER OF CLAIMS ASSERTED, SHALL CAC's, ITS EMPLOYEES', DIRECTORS', OFFICERS' AND AGENTS' TOTAL COLLECTIVE LIABILITY TO PURCHASER FOR ALL CLAIMS EXCEED THE AMOUNT PAID UNDER THIS AGREEMENT FOR THE LICENSED PROGRAM THAT IS THE SUBJECT MATTER OF OR THAT IS DIRECTLY RELATED TO CAUSE OF ACTION, PROVIDED THAT IN NO EVENT SHALL THE TOTAL COLLECTIVE LIABILITY OF CAC, ITS EMPLOYEES, OFFICERS, AGENTS AND DIRECTORS EXCEED THE AMOUNT PAID TO CAC PURSUANT TO THIS AGREEMENT.

CAC, ITS EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS SHALL NOT BE LIABLE IN ANY WAY WHATSOEVER, WHETHER AS A RESULT OF A CLAIM OR ACTION IN CONTRACT OR TORT, INCLUDING NEGLIGENCE OR OTHERWISE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOST PROFITS OR LOST BUSINESS REVENUE, LOST BUSINESS, FAILURE TO REALIZE EXPECTED SAVINGS, OR OTHER COMMERCIAL OR ECONOMIC LOSS OF ANY KIND WHATSOEVER, OR FOR ANY DAMAGES, DIRECT OR INDIRECT, SPECIAL OR CONSEQUENTIAL ARISING OUT OF ANY CLAIM AGAINST PURCHASER BY ANY PERSON WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE AND WHETHER OR NOT CAC, ITS EMPLOYEES, AGENTS, OFFICERS OR DIRECTORS HAVE BEEN ADVISED OF THE

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POSSIBILITY OF SUCH DAMAGES WHICH ARE IN ANY WAY RELATED TO THIS AGREEMENT OR
THE LICENSED PROGRAM.

THE FOREGOING PROVISIONS LIMITING THE LIABILITY OF CAC EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS SHALL BE DEEMED TO BE FOR THE BENEFIT OF SUCH EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS AND SHALL BE ENFORCEABLE BY SUCH AS THIRD PARTY BENEFICIARIES.

PATENT, COPYRIGHT, TRADE NAME AND TRADE SECRET INFRINGEMENT

CAC shall defend any suit alleging the infringement of any patent, copyright or trade secret which is brought against Purchaser on account of its use of the Licensed Program and shall pay all reasonable legal costs and expenses incurred by Purchaser in conjunction therewith and satisfy all monetary judgments and decrees against Purchaser, provided that Purchaser notifies CAC within ten (10) business days of the date any such claim becomes known to Purchaser, that CAC shall have sole control of the defense or settlement of such actions, and that Purchaser provides such assistance and cooperation to CAC as is reasonably requested.

In the event Purchaser is enjoined from its use of CAC Licensed Program due to proceeding based upon any infringement of any patent, copyright or trade secret, CAC shall either:

     i) promptly render the Licensed Program non-infringing and capable of providing services as intended; or

     ii) procure for Purchaser the right to continue using the Licensed Program; or

     iii) replace the Licensed Program with a non-infringing version; or

     iv) remove the Licensed Program and refund the purchase price, less a monthly usage fee equal to one sixtieth of the license for each month that Purchaser has had use of the Licensed Program.

The foregoing constitutes the entire liability of CAC to Purchaser with respect to infringement of patents, copyrights, and trade secrets for Products purchased pursuant to this Agreement and CAC hereby disclaims any implied warranty of non-infringement.

MISCELLANEOUS

Notwithstanding anything else in this Appendix, CAC shall not, in any way whatsoever, be held liable or responsible for any failure by it to meet its obligations or responsibilities under this Appendix where such failure results from causes beyond CAC's reasonable control.

This Appendix constitutes the entire understanding between CAC and Purchaser with respect to the licensing of the Licensed Programs to Purchaser by CAC and supersedes all prior oral and written communications with respect to the Licensed Programs licensed under this Appendix. This Appendix may be amended or modified

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only by means of a written Agreement signed by both CAC and Purchaser.

If any provision of this Appendix shall be held to be invalid, illegal or unenforceable, such provision shall be severed therefrom and the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Purchaser shall comply with all export regulations pertaining to the Licensed
Program in effect from time to time.   In particular, without limiting the
generality of the foregoing, Purchaser hereby warrants that it will not directly or indirectly export, re-export or transship the Licensed Program or such other information, media or products in violation of or otherwise in contravention of the export laws, rules and regulations of the United States.

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                            APPENDIX F - TERRITORY

OEM will have the non-exclusive rights to market the Product within the fifty
(50) U.S. states and Canada unless otherwise authorized in writing and subject to the terms and conditions set forth in this Agreement.

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                           APPENDIX G - NEW PRODUCTS
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